Exhibit 10.3
                        INCENTIVE STOCK OPTION AGREEMENT

                         NORTHWEST TELEPRODUCTIONS, INC.
                             1993 STOCK OPTION PLAN


     THIS AGREEMENT, made effective as of this 2nd day of November , 1996, by and between Northwest Teleproductions, Inc., a Minnesota corporation (the "Company"), and John G. McGrath ("Optionee").

                             W I T N E S S E T H:

     WHEREAS, the Optionee on the date hereof is a key employee or officer of the Company or one of its Subsidiaries; and

     WHEREAS, the Company wishes to grant an incentive stock option to Optionee to purchase shares of the Company's Common Stock pursuant to the Company's 1993 Stock Option Plan (the "Plan"); and

     WHEREAS, the Company's Board of Directors has authorized the grant of an incentive stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $2.50 per share;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of Fifty Thousand (50,000) shares of Common Stock at a per share price of $2.50 on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

     2. Duration and Exercisability.

     a. The term during which this Option may be exercised shall terminate on November 2, 2001, unless terminated earlier under the provisions of Paragraphs 4(f) or 4(g) below. This Option shall not be exercisable during the first year after the Date of Grant. Thereafter, on each succeeding anniversary of the Date of Grant (the "vesting date"), this Option shall become exercisable to the extent of one-third of the aggregate number of shares specified in Paragraph 1, until the earlier of: (i) the time the Option shall have become exercisable to the extent of one hundred percent (100%) of the total number of shares granted, and (ii) the termination of the Option as provided herein. Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, the Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

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     b. During the lifetime of Optionee, the accrued Option shall be exercisable
only  by  the   Optionee   or  by  the   Optionee's   guardian  or  other  legal
representative, and shall not be assignable or transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

     3. Manner of Exercise.

     a. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Board of Directors may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

     b. Payment of the Option price by Optionee shall be in the form of cash, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof; provided, however, that the Board or any Committee appointed by the Board to administer the Plan may, in its sole discretion, limit the form of payment to cash or certified check and may exercise its discretion any time prior to the termination of this Option or upon any exercise of this Option by the Optionee. Any stock so tendered as part of such payment shall be valued at its fair market value as provided in the Plan. As soon as practicable after the effective exercise of all or any part of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by the Optionee at the time of exercise.

     4. Miscellaneous.

     a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.


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


     b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. Notwithstanding the foregoing, it is understood that the Company intends to file a Form S-8 Registration Statement with the Securities and Exchange Commission covering the granting of options and the issuance of stock upon exercise of options under the Company's "1993 Stock Option Plan." This registration will become effective on the date it is filed. Once filed, the Company presently intends to maintain such registration, subject always to the discretion of the Company's Board of Directors.

     c. Mergers,  Recapitalizations,  Stock Splits, Etc. Pursuant and subject to
Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee's rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

     d. Shares Reserved. The Company shall at all times during the Option Period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

     e. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, the Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon such disqualifying disposition and to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. The Optionee may, subject to the approval and discretion of the Board of Directors or such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Common Stock having a fair market value equal to such obligations.

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     f. Termination of Employment  (other than Disability or Death). If Optionee ceases to be an employee of the Company or any Subsidiary for any reason (including, without limitation, termination of employment as a result of the reorganization, sale or liquidation by the Company or the Subsidiary which employs Optionee where Optionee does not thereafter continue as an employee of the Company or another Subsidiary), other than because of disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2 above. Except as otherwise provided in Section 17 of the Plan, in such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date of the Optionee's termination of employment but had not previously been exercised. Subject to the provisions of Paragraph 4(h) below, to the extent this Option was not exercisable upon such termination of employment, or if the Optionee does not exercise the Option within the time specified in this Paragraph 4(f), all rights of the Optionee under this Option shall be forfeited.

     g. Disability. If Optionee ceases to be an employee of the Company or any Subsidiary due to disability (as such term is defined in Section 22(e)(3), or any successor provision, of the Code), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment, and (ii) the expiration date under this Option stated in Paragraph 2 above. In such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date of the Optionee's termination of employment, but had not previously been exercised. Subject to the provisions of Paragraph 4(h) below, to the extent this Option was not exercisable upon such termination of employment, or if the Optionee does not exercise the Option within the time specified in this Paragraph 4(g), all rights of the Optionee under this Option shall be forfeited.

     h. Death. If Optionee dies (i) while in the employ of the Company or any Subsidiary; (ii) within the three-month period after the termination of employment in the case of Paragraph 4(f) above; or (iii) within the twelve-month period after the termination of employment in the case of Paragraph 4(g) above, this Option shall become fully exercisable, if not already fully exercisable by such time, and shall terminate on the expiration date of this Option stated in Paragraph 2 above. In such period following Optionee's death, this Option may be exercised by the person or persons to whom Optionee's rights under this Option shall have passed by Optionee's will or by the laws of descent and distribution to the extent the Option had not previously been exercised.

     i. 1993 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.


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     j. Scope of Agreement.  This Agreement  shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 2(b) above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                      NORTHWEST TELEPRODUCTIONS, INC.


                                      By:      /s/ John G. Lindell
                                      Its:     Chairman



                                      /s/ John C. McGrath
                                         Optionee





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